SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 3, 2008

INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

521 West 57th Street, New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(212) 765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2008, the Compensation Committee of the Company's Board of Directors approved the criteria and targets for the Company's 2008 Annual Incentive Plan ("AIP") under the Company's 2000 Stock Award and Incentive Plan.  Under the AIP, each executive officer, including the Chief Executive Officer ("CEO"), has an annual incentive award target based on the achievement of specific quantitative financial corporate goals, derivative regional and/or category performance goals and non-financial strategic initiatives, established by the Compensation Committee by the end of March of each year.  The corporate objectives and the derivative regional and/or category objectives for 2008 under the AIP, which the Compensation Committee approved on March 3, 2008, relate to increases in sales, earnings before interest and taxes and return on investment.  The non-financial strategic initiatives, which the Compensation Committee also approved on March 3, 2008, relate to (i) customers, including market share, customer satisfaction, service performance and product quality, (ii) workforce, including managing talent and development, and (iii) innovation, including new products, growth and return on product investment, cost savings initiatives and research and development innovation.

Under the AIP, each executive officer has a range of potential awards, both above and below target, which are specified each year when the performance goals are established.  The amount paid to each executive officer, including the CEO, following the end of the year will depend on the extent to which the performance goals are achieved.  Based on the specific quantitative financial and non-financial objectives, if threshold performance is achieved for the year, the executive officer may be paid 25% of his or her target award and if maximum performance is achieved for the year, the executive officer may be paid up to a ceiling of 200% of that officer's target award.  Failure to meet threshold performance for both the financial objectives and non-financial strategic initiatives, based on the performance goals, will result in no AIP award to the executive officer for that year. Each executive officer's AIP target award is a stated percentage of his or her base salary.

Attached as Exhibit 10.1 are the corporate performance objectives and the derivative regional and/or category objectives, as well as the non-financial strategic initiatives, for 2008 under the AIP.

At its meeting held on March 3, 2008, the Compensation Committee, with the assistance of its independent compensation consultant, established (or in the case of the CEO, recommended to the Board for approval, and the Board approved on March 4, 2008) the compensation (effective as of April 1, 2008) for its senior executives, including the executive officers who were named in the Company's Proxy  Statement for its 2007 Annual Meeting of Shareholders and who are still employed by the Company (collectively, the "Named Executive Officers"). Approved increased base salaries for the Named Executive Officers are shown in the table below. The AIP target percentage and the Long-Term Incentive Plan ("LTIP") target percentage of each Named Executive Officer's base salary were not changed at the March 3, 2008 meeting.  Under the AIP and LTIP, each Named Executive Officer will be eligible to receive his AIP and LTIP award target based on achievement against specific performance goals.

At the same meeting, the Compensation Committee also approved (or in the case of the CEO, recommended to the Board for approval, and the Board approved on March 4, 2008) the total value of the equity awards to be granted to each eligible senior executive, including eligible Named Executive Officers, under the Company's Equity Choice Program (the "Equity Choice Program") under the Company's 2000 Stock Award and Incentive Plan ("2000 SAIP"). When making its Equity Choice Program award determinations (or in the case of the CEO, its recommendation), the Compensation Committee implemented a revised method for allocating equity award values for eligible senior executives, as follows: the equity award value for an eligible executive is set by the Compensation Committee within a range of 50% above or below the general award value established for each participant grade level. Under the Company's Equity Choice Program each executive who is eligible for a grant of equity awards will be entitled to choose from three alternative types of equity awards and will be granted those equity awards under the 2000 SAIP up to his or her total dollar award value.  Grants of equity awards under the Equity Choice Program, based on each eligible executive's election, are anticipated to be made on the date of the Company's Annual Meeting of Shareholders.

The increased base salaries and the total value of Equity Choice Awards under the Equity Choice Program for eligible Named Executive Officers are as follows:

Name	Title	Increased Base Salary (effective April 1, 2008)	Value of Equity Choice Award under Equity Choice Program
Robert M. Amen	Chairman and Chief Executive Officer	No increase	$1,600,000
Douglas J. Wetmore	Senior Vice President and Chief Financial Officer	$480,000	$225,000
Nicolas Mirzayantz	Group President, Fragrances	No increase	$450,000
Dennis M. Meany	Senior Vice President, General Counsel and Secretary	$414,000	$255,000

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Performance Criteria for 2008 under the Company's Annual Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

	By:	/s/ Dennis M. Meany
Dated: March 5, 2008		Name:	Dennis M. Meany
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBITS INDEX

Exhibit Number	Exhibit Description
--------------	--------------------

10.1	Performance Criteria for 2008 under the Company's Annual Incentive Plan